Exhibit 5.1

Grupo Financiero Galicia S.A.

Tte. Gral. Juan D. Perón 430, Piso 25 (C1038AAJ)

Ciudad Autónoma de Buenos Aires

Argentina

Buenos Aires, September 8, 2017.

Ladies and Gentlemen:

We have acted as special Argentine counsel to Grupo Financiero Galicia S.A. (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities Act of 1933, as amended, of a Registration Statement on Form F-3 of the Company (the “Registration Statement”), relating to the offering from time to time of Class B ordinary shares of the Company, par value 1.00 Argentine peso per share (the “Class B Ordinary Shares”), in the form of American depositary shares (“ADSs”). Each ADS represents 10 Class B Ordinary Shares.

In our capacity as special Argentine counsel to the Company, we have examined the Registration Statement and the by-laws of the Company, as amended. In addition, we have reviewed the originals or copies, certified or otherwise, of such other documents and corporate records of the Company and such other instruments and other certificates of officers and representatives of the Company and such other persons, and have made investigations of laws, as we deemed appropriate as a basis for the opinions expressed below.

In giving this opinion, we have made the following assumptions:

(a) the authenticity of all documents submitted to us as originals and certified copies;

(b) the conformity to original documents of all documents submitted to us as copies;

(c) the authenticity of the originals of such copies;

(d) that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(e) that all documents relevant for the purpose of giving the opinions set forth herein have been validly authorized, executed and delivered by all parties thereto (other than the Company);

(f) that no amendment have been or will be made to the documents examined by us and that such documents remain true, complete, accurate and in full force and effect;

(g) that all consents, licenses, approvals, authorizations, notices, waivers, filings and registrations that are necessary under any applicable law or regulation (other than the laws and regulations of Argentina) in order to permit the performance of the actions to be carried out under the Registration Statement have been or will be duly made or obtained and are, or will be, in full force and effect;

(h) the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto);

(i) that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us; and

(j) that no petition has been presented to, or order made by, a court or other governmental authority for the winding-up, composition proceedings, liquidation, dissolution or bankruptcy of the Company or any of its subsidiaries.

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that:

(i)	the Company is a corporation (sociedad anónima) duly organized and validly existing as a corporation in good standing under the laws of Argentina and has all corporate power and authority necessary to conduct its business as currently conducted;

(ii)	all the outstanding shares of capital stock of the Company have been duly authorized, validly issued and subscribed, and are fully paid and non-assessable under the laws of Argentina; and

(iii)	when the Class B Ordinary Shares underlying the ADSs have been issued in accordance with the terms of a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of such Class B Ordinary Shares, and such Class B Ordinary Shares are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase or similar agreement, such Class B Ordinary Shares will be duly authorized, validly and legally issued, fully paid and non-assessable under the laws of Argentina.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions “Legal Matters” and “Enforcement of Certain Civil Liabilities” in the prospectus constituting a part of the Registration Statement, as counsel to the Company who has passed on the validity of the Class B Ordinary Shares being registered by the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely yours,

/s/ Estudio Beccar Varela

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